UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	January 10th, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10th, 2005, the Registrant announced the appointment of Rowland Perkins, as a director.  Mr. Perkins is the President and a director of eBackup Inc., a Calgary based company which provides customers with full back up, archiving, data management and restoration of electronic data by hard-wired or wireless internet or dedicated Virtual Private Network access to its computers and systems.  Mr. Perkins was also granted a stock option to purchase up to an aggregate of 150,000 shares at any time on or before January 10, 2007, at an exercise price of $0.35 Cdn. ($0.29 US) per share.  Mr. Perkins was also appointed as an independent member of the Audit Committee.

A copy of the News Release dated January 10th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated January 10th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

January 11th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For release January 10, 2005

Contact USA Video Interactive Corp.

Phone: 860 434 5535 - Ext 125

e-mail: info@usvo.com

APPOINTMENT OF NEW DIRECTOR

(Vancouver, BC – January 10, 2005) - USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF; http://www.usvo.com), wishes to announce the appointment of Rowland Perkins, as a director.  Mr. Perkins is the President and a director of eBackup Inc., a Calgary based company which provides customers with full back up, archiving, data management and restoration of electronic data by hard-wired or wireless internet or dedicated Virtual Private Network access to its computers and systems.

USVO also announces that pursuant to its 2001 Stock Option Plan, the company has granted a stock option to Mr. Perkins to purchase up to an aggregate of 150,000 shares at any time on or before January 10, 2007, at an exercise price of $0.35 Cdn. ($0.29 US) per share.  The stock options and any shares acquired upon exercise of the stock options shall be subject to the required four month hold period pursuant to the policies of the TSX Venture Exchange.

About USVO:

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  USVO developed its MediaSentinel digital watermarking technology and its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents.  USVO holds similar patents in Germany, Canada, England, France, Spain, Italy and Japan.  For more information, visit www.usvo.com.

On behalf of the Board of Directors

of USA Video Interactive Corp.

“Anton J. Drescher”,

Corporate Secretary

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 434 – 5535, Extension 125; contact@usvo.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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